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                                                                  Exhibit 10.19

                                 PROMISSORY NOTE

$152,243.00                                                   New York, New York
                                                          As of October 19, 1995

      FOR VALUE RECEIVED, the undersigned (the "Borrower") HEREBY PROMISES TO PAY TO THE ORDER of Pencom Systems Incorporated, a New York corporation with its principal address at 40 Fulton Street, New York, New York, 10038 (the "Lender"),
(i) the principal sum of One Hundred Fifty Two Thousand Two Hundred Forty-Three Dollars ($152,243.00) on the Due Date (as hereinafter defined), and (ii) interest on the principal amount remaining unpaid hereunder from time to time outstanding from the date hereof until such principal amount becomes due, payable at the end of each calendar year following the date of this Note and when such principal amount becomes due, at the rate of 7% per annum. The "Due Date" shall be the date of which the Borrower sells all or any portion of the shares of common stock, without par value, of the Lender, issued by the Lender to the Borrower contemporaneously with the Borrower's execution of this Note (the "Shares").

      The Borrower hereby grants to the Lender, as security for the payment of the outstanding principal amount of this Note and all other amounts due hereunder, a security interest in the Shares, together with any stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new securities or other property to which the Borrower is or may hereafter become entitled to receive on account of the Shares.

      If the Borrower shall fail to pay any principal of or interest on this Note when due, then the Lender may (i) declare the outstanding principal amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other amounts shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, (ii) cause the Shares to be transferred to its name or to the name of its nominee and exercise as to the Shares all the rights, powers and remedies of an owner, and (iii) exercise any and all of its other rights under applicable law and hereunder.

      The Borrower hereby agrees to pay on demand all costs and expenses (including, without limitation, all fees and expenses of counsel to the Lender) incurred by the Lender in connection with the enforcement of the Lender's rights, and the collection of all amounts due, hereunder.


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      This Note shall be governed by, and accordance with, the laws of the State of New York.


                                              /s/William Frank King
                                              -----------------------------
                                              Name: William Frank King

                                              Address:
                                              c/o PSW Technologies
                                              9050 Capital of Texas Highway
                                              Austin, Texas 78759


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